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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

P. H. Glatfelter Company:

We consent to the incorporation by reference in the Registration Statements of
P. H. Glatfelter Company on Form S-8 (Registration Nos. 33-24858, 33-25884, 33-37198, 33-49660, 33-53338, 33-54409, 33-62331 and 33-12089) of our report dated February 24, 1997 on the consolidated financial statements of P. H. Glatfelter Company and subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 27, 1997